UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMAITON

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No._____)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
XX	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STOCKCAR STOCKS MUTUAL FUND, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STOCKCAR STOCKS MUTUAL FUND, INC.

On behalf of the

STOCKCAR STOCKS INDEX FUND

SPECIAL MEETING OF SHAREHOLDERS ADJOURNMENT NOTICE

February 29, 2008

Urgent Proxy Information

The Special Shareholders Meeting for The Stockcar Stocks Index Fund (“Fund”) scheduled for Friday, February 29, 2008 has been adjourned to Friday, March 21, 2008 at 3:00 p.m. Eastern Daylight Savings Time. If you have not had the opportunity to vote your shares, this means you will have additional time to cast your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be.

Your vote can be cast quickly and easily by signing, dating and mailing the proxy card in the postage-prepared return envelope previously provided to you.

It is still important that we receive your vote as soon as possible, so please take a moment to cast your vote. Remember, voting is quick and easy.

If you have already voted your shares, you do not need to vote again. Please use this notice for informational purposes only. We appreciate your participation.

If you have any questions about how to vote or on the proposals being voted or require a copy of the Fund’s Proxy Statement, please call the Fund toll-free at 1-800-494-2755.

Thank you in advance for your prompt attention to this important matter.